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                                                                EXHIBIT 23.3

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our report dated
February 5, 1998 (except with respect to the matter discussed in Note 20 as to which the date is March 30, 1998) included in IBAH Inc.'s Form 10-K/A-2 for the year ended December 31, 1997 and to all references to our Firm included in this Form S-4 Registration Statement.


                                             Arthur Andersen LLP

Philadelphia, Pa.,
 May 26, 1998